UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: September 11, 2003
(Date of earliest event reported)

MACK-CALI REALTY CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-13274 (Commission File No.)	22-3305147 (I.R.S. Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey 07016
(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.      Other Events and Required FD Disclosure

        In order to best report Funds From Operations (“FFO”) in accordance with the Securities and Exchange Commission’s recent guidance in respect of Regulation G concerning non-GAAP financial measures and to disclose FFO on a comparable basis with the vast majority of other companies in the industry, Mack-Cali Realty Corporation (the “Company”) is revising its definition of FFO to adhere to the National Association of Real Estate Investment Trust’s definition of FFO by including the effect of income arising from the straight-lining of rent and non-recurring charges. Beginning with the Company’s filing of its second quarter 2003 Form 10-Q, the Company reflected, and will continue to reflect, this change retroactively to the earliest periods being reported.

        The Company’s revised FFO, including a reconciliation of net income to FFO, for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 are summarized in the following table (in thousands):

	Year Ended December 31,
	2002	2001	2000	1999	1998
Net income	$139,722	$131,659	$185,338	$119,739	$116,578
Add: Minority Interest in Operating Partnership	34,925	34,175	41,053	32,865	32,513
Real estate-related depreciation and amortization (1)	112,718	94,198	94,250	89,731	79,169
Extraordinary item – loss on early retirement of debt	--	--	--	--	2,373
(Deduct)/Add:
Realized (gains) losses and unrealized losses on
disposition of rental property, net	(2,759)	11,864	(85,353)	(1,957)	--
Gain on sale of land	717	--	2,248	--	--
Equity in earnings from gain on sale	(3,506)	--	--	--	--

Funds from operations	281,817	271,896	237,536	240,378	230,633
Deduct: Distributions to preferred unitholders	(15,656)	(15,644)	(15,441)	(15,476)	(16,313)

Funds from operations, after distributions to preferred unitholders	$266,161	$256,252	$222,095	$224,902	$214,320

(1)	Includes the Company’s share from unconsolidated joint ventures of $4,054, $3,567, $2,928, $3,166 and $817 for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively.

        Since, in accordance with generally accepted accounting principles (“GAAP”), the effect of straight-lining of rents and non-recurring charges has always been included in reported net income, the changes described above will not have an impact on net income or earnings per share as previously reported.

        The Company considers FFO a relevant measure of REIT financial performance which the financial community desires REITs to provide. FFO is defined as net income (loss) before minority interest of unitholders, computed in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of depreciable rental property, plus real estate-related depreciation and amortization. FFO should not be considered as an alternative to net income as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO is comparable to the FFO of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2003	MACK-CALI REALTY CORPORATION By: /s/ Barry Lefkowitz —————————————— Barry Lefkowitz Executive Vice President and Chief Financial Officer